Exhibit 99.2

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(212) 922-1640	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER EXPLORING STRATEGIC ALTERNATIVES FOR THE SEPARATION OF ITS UPSTREAM ENERGY BUSINESSES

DOWNERS GROVE, Ill., September 12, 2017 - Dover (NYSE: DOV) today announced that it is exploring strategic alternatives for the separation of its upstream energy businesses within its Energy segment, collectively, the “Wellsite” business. The Company is considering options which may include a tax-free spin-off, sale or other strategic combination.

Dover’s Wellsite business, including Dover Artificial Lift, Dover Energy Automation, and US Synthetic (“USS”), operates in some of the most attractive segments of the oil & gas drilling and production industry. Dover Artificial Lift is a leading provider of a full range of artificial lift equipment and solutions and includes the industry-leading brands Norris, Harbison-Fischer, Accelerated, PCS Ferguson and Oil Lift. Dover Energy Automation provides wellsite productivity software, equipment and IIoT solutions and includes the leading brands Norriseal-Wellmark, Spirit, Quartzdyne, Theta and Windrock. USS is the industry leader in the development and production of polycrystalline diamond cutters used for oil and gas exploration.

In 2017, the Wellsite business is expected to generate approximately $1 billion in revenue and $250 million in earnings, before interest, taxes, depreciation and amortization. The Bearings & Compression and Tulsa Winch Group businesses, which are also reported within the Energy segment, are not part of the strategic review.

“Today’s announcement continues our strategy of streamlining our portfolio to focus and invest in our core platforms of market-leading businesses competing in attractive industrial markets that offer lower volatility and strong growth prospects,” said Robert A. Livingston, Dover’s President and Chief Executive Officer.

“As a result of our strategic review, we have decided to explore options for separating the Wellsite business. Over the years our teams have built Wellsite into a great set of businesses that are leaders in their markets, differentiated by their technology, customer service and trusted brands, and that have generated high returns for our shareholders,” Livingston added. “We are pleased with the performance of the business in 2017 and the momentum heading into 2018, and will leverage these strengths as we complete a review of separation alternatives to assess which option we believe will create the best long-term results for the businesses and the most value for shareholders.”

Dover expects to complete its assessment of strategic separation alternatives by the end of the year. There can be no assurances as to the form and timing of any separation transaction and any final decision remains subject to approval by Dover’s Board of Directors. We will provide additional information once we have decided on a specific transaction or have otherwise determined that further disclosure is required or appropriate.

To assist the company in evaluating the alternatives for the Wellsite business, Dover has retained Lazard and Centerview Partners as financial advisors and Simpson Thacher & Bartlett LLP as legal counsel.

A slide presentation supporting this announcement, including supplementary financial information, will be posted on the Company’s website, dovercorporation.com.

About Dover:

Dover is a diversified global manufacturer with annual revenue exceeding $7 billion. We deliver innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through four operating segments: Engineered Systems, Fluids, Refrigeration & Food Equipment and Energy. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of 29,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

Forward-Looking Statements:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements include, but are not limited to, statements related to the potential separation of the Wellsite business, including any potential spin-off, sale or other strategic transaction. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Words such as “may,” “will,” "anticipates," "expects," "believes," "suggests," "plans," "should," "would," "could," and "forecast," or others of similar meaning generally identify forward-looking statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the company’s control. These factors include, but are not limited to, uncertainties as to the structure and timing of any separation transaction and whether it will be completed, the possibility that closing conditions for a separation transaction may not be satisfied or waived, the impact of the strategic review and any separation transaction on Dover and the Wellsite business on a standalone basis if the separation is completed, and whether the strategic benefits of separation can be achieved. Other factors include those discussed in the documents Dover files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K. Dover refers you to those documents for a discussion of the risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. The forward-looking statements made in this document are made only as of the date of this document and Dover undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this document, except as required by law.